Exhibit 99.1
Hanmi Financial Corporation Fourth Quarter 2010 Nets
First Quarterly Profit of $5.3 Million in Two Years
LOS ANGELES — January 27, 2011 — Hanmi Financial Corporation (NASDAQ: HAFC), the holding company for Hanmi Bank, today reported a fourth quarter profit of $5.3 million or $0.04 per diluted share, with substantial improvement in credit metrics. In the fourth quarter of 2009, Hanmi’s net loss totaled $35.9 million, or $0.70 per share. For the full year in 2010, the net loss improved to $88.0 million, or $0.93 per share, compared to $122.3 million, or $2.57 per share in 2009.
“We believe that our continuing efforts to shed problem assets through credit workouts and asset sales has improved credit quality metrics and allowed us to return to profitability,” said Jay S. Yoo, President and Chief Executive Officer. “Our successful capital raise earlier in July 2010 was an additional factor in strengthening our capital position. Hanmi Bank continued to be categorized as ‘well-capitalized’ for regulatory purposes at December 31, 2010.”
2010 Highlights
•	Hanmi’s fourth quarter results mark the first time in over two years that Hanmi Financial has earned a quarterly profit of $5.3 million.

•	Credit metrics, which began to improve at the beginning of 2010, continued improving as the year progressed. Non-performing assets (NPA), which is non-performing loans (NPLs) and other real estate owned (OREO) assets, decreased by 20% to $173.1 million, or 5.95% of total assets, from $215.3 million or 7.25% of total assets in the third quarter and $245.4 million, or 7.76% a year ago. The coverage ratio of the allowance to non-performing loans increased to 86.4% at December 31, 2010 compared to 66.2% a year ago while slightly decreased compared to 90.4% in the prior quarter.

•	During 2010, the successful deleveraging of the balance sheet reduced total assets by 8% or $256 million to $2.91 billion, with gross loans down 20%.

•	Net interest margin (NIM) was stable at 3.48% in the fourth quarter of 2010, down one basis point from 3.49% in the third quarter of 2010 and up 2 basis points from the fourth quarter a year ago. For the full year, NIM increased 71 basis points to 3.55% from 2.84% at December 31, 2009.
Capital Management
“The successful rights offering and best efforts stock offerings in July 2010 have provided the necessary capital to return our balance sheet to ‘well capitalized’ regulatory status and provided us with the capital resources to assist us in achieving profitability in this most recently completed quarter,” Mr. Yoo stated. “We understand that Woori Finance continues to work closely with regulators to achieve approval for the previously announced transaction. Since this transaction is no longer exclusive, we are now considering alternative capital sources to further enhance our capital position and fund balance sheet growth.”
With the profit generated from operations along with the decrease in our total assets, the Bank’s Total Risk-Based Capital Ratio at year-end increased to 12.23% compared with 11.61% in the immediate prior quarter-end and 9.07% a year ago. At December 31, 2010, Tier 1 Risk-Based Capital Ratio was 10.91% compared to 10.28% at September 30, 2010, and 7.77% a year ago. Fourth quarter Tier 1 Leverage Ratio was 8.55% compared to 8.26% in the third quarter and 6.69% in the fourth quarter of 2009. The Bank’s Tangible Common Equity to Tangible Assets at year-end increased to 8.60% compared with 8.37% in the linked quarter and 7.13% a year ago.
Asset Quality
At December 31, 2010, the allowance for loan losses was $146.1 million, or 6.44% of gross loans, compared to $176.1 million, or 7.35% of gross loans, at September 30, 2010, and $145.0 million, or 5.14% of gross loans a year ago. The ratio of Hanmi’s loan loss allowance to non-performing loans at December 31, 2010, increased to 86.41%, up from 66.19% a year ago. Fourth quarter charge-offs, net of recoveries, were $35.2 million compared to $21.3 million in the third quarter and $57.3 million in the fourth quarter of 2009. For the full year in 2010, net charge-offs were $121.9 million compared to $122.6 million in 2009.
NPLs declined 13% to $169.0 million at December 31, 2010, from $194.7 million at September 30, 2010, and are down 23% from $219.1 million at December 31, 2009. Of the total $169.0 million NPLs, $43.0 million, or 25%, were current on payments. In addition, $69.4 million, or 41%, were marked to current market value with partial charge-offs. Out of the $69.4 million, $26.6 million were categorized as available for sale. We sold 29 NPLs with carrying value of $28.6 million in the fourth quarter, which contributed to the decline of NPLs in the quarter. Year-to-date, we sold 87 loans with carrying value of $156.8 million.
Sale of OREOs, real estate acquired through foreclosures, continued during the fourth quarter, with 5 properties sold for net proceeds of $17.1 million, resulting in a $115,000 net loss. In 2010, OREO sales generated $25.9 million in net proceeds on the sale of 18 properties, resulting in a $196,000 net loss. OREOs totaled $4.1 million at December 31, 2010, down from $20.6 million at September 30, 2010 and also down from $26.3 million a year ago. Hanmi actively manages its loan portfolio and regularly sells assets prior to foreclosure, which partially accounts for the reduction of OREO. The following table shows non-performing loans by loan category:
Total Non-Performing Loans

		% of Total		% of Total		% of Total
(’000)	12/31/2010	NPL	9/30/2010	NPL	12/31/2009	NPL
Real Estate Loans:
Commercial Property	21,129	12.5%	31,103	16.0%	60,159	27.5%
Construction	19,097	11.3%	9,338	4.8%	15,166	6.9%
Land Loans	26,808	15.2%	29,701	15.2%	19	0.0%
Residential Property	2,674	1.6%	2,264	1.2%	3,662	1.7%
Commercial & Industrial Loans:
Owner Occupied Property	68,441	40.5%	90,777	46.6%	96,966	44.3%
Other C&I	30,581	18.1%	31,216	16.0%	42,405	19.4%
Consumer Loans	298	0.2%	330	0.2%	690	0.3%

TOTAL NPL	169,028	100.0%	194,729	100.0%	219,067	100.0%

The proactive approach to resolving problematic credits in 2010 helped reduce delinquent loans on accrual status, which are not included in the NPL total. Delinquent loans on accrual status decreased to $21.5 million, or 0.95% of gross loans at December 31, 2010, from $41.2 million, or 1.46% of gross loans at December 31, 2009. On a sequential quarter basis, the amount of delinquent loans on accrual status decreased from $23.9 million at September 30, 2010 due to a decrease in delinquent construction loans on accrual status. This decrease was partially offset by a minor increase in Commercial & Industrial delinquent loans on an accrual status. The following table shows delinquent loans on accrual status by loan category:
Delinquent loans on accrual status

(’000)	12/31/2010	% of Total	9/30/2010	% of Total	12/31/2009	% of Total
Real Estate Loans:
Commercial Property			382	1.6%	3,500	8.5%
Construction	4,894	22.8%	8,714	36.5%
Land Loans					150	0.4%
Residential Property	951	4.4%	801	3.4%	1,190	2.9%
Commercial & Industrial Loans:
Owner Occupied Property	10,408	48.5%	9,261	38.7%	23,833	57.8%
Other C&I	5,004	23.3%	4,543	19.0%	11,951	29.0%
Consumer Loans	200	0.9%	195	0.8%	594	1.4%

TOTAL	21,457	100.0%	23,896	100.0%	41,218	100.0%

Balance Sheet
We believe that our deleveraging strategy in the last two years has been successful in reducing portfolio risk and preserving capital. With our enhanced capital levels, we have begun to implement plans to grow our customer base, albeit at moderate levels. With loan demand still soft, we anticipate that any growth will come from attracting new customers and capitalizing on continuing disruption in the regional banking market.
Total assets decreased slightly at the end of the fourth quarter to $2.91 billion, from $2.97 billion at September 30, 2010, and down 8% from $3.16 billion at December 31, 2009. Gross loans, net of deferred loan fees, were $2.27 billion at December 31, 2010, down 5% from $2.39 billion at September 30, 2010, and down 20% from $2.82 billion at December 31, 2009.
Average gross loans decreased 20% to $2.35 billion for the fourth quarter of 2010 from $2.92 billion for the like quarter a year ago and declined 4% during the fourth quarter from $2.46 billion for the third quarter of 2010. Hanmi’s average investment securities portfolio increased 92% to $351.0 million for the fourth quarter of 2010 from $182.6 million for the fourth quarter of 2009 and increased 57% for the fourth quarter of 2010 from $223.7 million from the quarter ended September 30. 2010. The decreases in average gross loans over the past year were the direct result of the balance sheet deleveraging strategy. The Bank increased investment securities to enforce liquidity preservation strategy.
Consistent with the deleveraging strategy, average deposits also decreased 14% to $2.51 billion for the fourth quarter of 2010 from $2.91 billion for the like quarter in 2009 and declined 2% from $2.56 billion for the third quarter of 2010.
The deposit mix at year-end continues to reflect efforts to build core deposits and improve the Bank’s cost of funds. There are no brokered deposits in the deposit mix at year-end. Total deposits decreased 10% year-over-year and declined 2% from the prior quarter. The 10% year-over-year decrease in total deposits was primarily due to a $203 million decrease in brokered deposits. Total deposits were $2.47 billion at December 31, 2010, compared to $2.53 billion at September 30, 2010, and $2.75 billion at December 31, 2009.
Results of Operations
Net interest income, before the provision for credit losses, totaled $26.0 million for the fourth quarter of 2010 which was down 1% from $26.3 million in the linked quarter and down 9% from $28.4 million in the fourth quarter a year ago. Increased liquidity from the capital raise earlier in the year was deployed to cash and cash equivalent balances and investment securities which are generally lower yielding assets. The cost of funds also declined in the quarter reflecting reductions in high-cost time deposits and an increase in low-cost deposits. For the full year in 2010, net interest income before provision for credit losses increased 5% to $105.9 million compared to $101.2 million in 2009.
Loan yields increased and deposit costs decreased which benefited our net interest margin. These benefits were offset by higher balances of investment securities, which generate lower yields but allowing a strong liquidity position. The average yield on the loan portfolio increased 4 basis points to 5.48% from 5.44% from the prior quarter and decreased 6 basis points from the fourth quarter in 2009. For the full year 2010, the average yield on the loan portfolio decreased 9 basis points to 5.40% from 5.49% in 2009. In 2010, the reversal of previously recorded interest income due to the additional non-accrual loans was $3.2 million ($0.3million in the fourth quarter), resulting in a negative impact on NIM by 11 basis points. The cost of average interest-bearing deposits in the fourth quarter was 1.55%, down 10 basis points from the prior quarter and 71 basis points from the fourth quarter of 2009. For the full year 2010, the cost of average interest bearing deposits was 1.70%, down 127 basis points from a year ago. As a result, Hanmi’s net interest margin was down just one basis point at 3.48% in the fourth quarter of 2010 from 3.49% in the third quarter and up 2 basis points compared to 3.46% in the fourth quarter of 2009. NIM improved 71 basis points to 3.55% for 2010 from 2.84% for 2009.
Despite the quarterly increase in net charge-offs, the provision for credit losses in the fourth quarter of 2010 decreased to $5.0 million, compared to $22.0 million in the prior quarter and $77.0 million in the fourth quarter a year ago, due to the decrease in classified assets, non-performing loans, and overall loan balance. For the full year, the provision for credit losses totaled $122.5 million, down from $196.4 million in 2009. The provision for loan losses has decreased steadily now for four consecutive quarters.
Total non-interest income in the fourth quarter of 2010 was $6.1 million, up 7% from $5.7 million in the third quarter of 2010 and down 23% from $7.8 million in the fourth quarter of 2009. The year-over-year decrease in non-interest income is primarily attributable to decreases in service charges on deposit accounts and a decrease in net gain on sale of loans and securities. Service charges on deposit accounts decreased to $3.3 million for the fourth quarter of 2010 from $3.4 million in the linked quarter and $4.0 million for the same quarter of 2009. The decrease in service charges on deposit accounts was associated with the reduction of the deposit portfolio reflecting the deleveraging strategy. The net gain on the sale of loans decreased 69% from the prior quarter and 80% from the fourth quarter a year ago. In the fourth quarter of 2009, the Bank sold accumulated inventory of SBA loans upon the recovery of the SBA secondary market. For the year, non-interest income decreased 21%, or $6.7 million, to $25.4 million, compared to $32.1 million in 2009, primarily due to a $1.7 million decrease in net gain on sales of investment securities in addition to the aforementioned factors.
Total non-interest expense decreased 10% in the quarter and 4% year-over-year to $21.7 million for the fourth quarter, down from $24.1 million in the third quarter of 2010 and $22.7 million for the fourth quarter a year ago. The overall improvement of non-interest expense in general was across the board. For the year, non-interest expense increased 7.1%, or $6.5 million, to $96.8 million, compared to $90.4 million in 2009, primarily due to expenses related to managing and provisioning for OREO properties and the absence of reversal of a $2.5 million previously accrued liability on a post-retirement death benefit that was recognized in 2009.
Conference Call Information
Management will host a conference today at 1:30 p.m. PDT (4.30 p.m. EDT) to discuss these financial results. This call will also be broadcast live via the internet. Investment professionals and all others are invited to access the live call by dialing (866) 383-8108 or (617) 597-5343 for international callers at 1:30 p.m. (PDT), using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi Financial Corporation website at www.hanmi.com. Shortly after the call concludes, the replay will also be available at (888) 286-8010 or (617) 801-6888 for international callers, using access code #12399068 where it will be archived until February 14, 2011.
About Hanmi Financial Corporation
Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and a loan production office in Washington State. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmi.com.
Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are “forward —looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our securities purchase agreement with Woori Finance Holdings, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: inability to consummate the proposed transaction with Woori Finance Holdings on the terms contemplated in the Securities Purchase Agreement entered into with Woori on May 25, 2010, as amended (the “transaction”); failure to receive regulatory approval for the Transaction; inability to continue as a going concern; inability to raise additional capital on acceptable terms or at all; failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for Hanmi Bank to declare dividends to the Company; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission (“SEC”), including attached as an Exhibit to a Current Report on Form 8-K filed with the SEC on June 18, 2010, and our most recent Quarterly Report on Form 10-Q, as well as current and periodic reports filed with the U.S. Securities and Exchange Commission hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.
Cautionary Statements
Future issuance of any securities relating to the Woori transaction has not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.
Contact: Hanmi Financial Corporation

BRIAN E. CHO	DAVID YANG
Chief Financial Officer	Investor Relations Officer
(213) 368-3200	(213) 637-4798

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	December 31,	September 30,	%	December 31,	%
	2010	2010	Change	2009	Change
ASSETS

Cash and Due from Banks	$60,983	$63,455	(3.9)%	$55,263	10.4%
Interest-Bearing Deposits in Other Banks	158,737	218,843	(27.5)%	98,847	60.6%
Federal Funds Sold	30,000	—	—	—	—

Cash and Cash Equivalents	249,720	282,298	(11.5)%	154,110	62.0%

Investment Securities	413,963	325,428	27.2%	133,289	210.6%

Loans:
Gross Loans, Net of Deferred Loan Fees	2,267,126	2,394,291	(5.3)%	2,819,060	(19.6)%
Allowance for Loan Losses	(146,059)	(176,063)	(17.0)%	(144,996)	0.7%

Loans Receivable, Net	2,121,067	2,218,228	(4.4)%	2,674,064	(20.7)%

Due from Customers on Acceptances	711	1,375	(48.3)%	994	(28.5)%
Premises and Equipment, Net	17,599	17,639	(0.2)%	18,657	(5.7)%
Accrued Interest Receivable	8,048	8,442	(4.7)%	9,492	(15.2)%
Other Real Estate Owned, Net	4,089	20,577	(80.1)%	26,306	(84.5)%
Deferred Income Taxes, Net	—	—	—	3,608	—
Investment in FHLB and FRB Stock, at Cost	34,731	35,201	(1.3)%	30,697	13.1%
Bank-Owned Life Insurance	27,350	27,111	0.9%	34,286	(20.2)%
Income Taxes Receivable	9,188	9,188	—	56,554	(83.8)%
Other Assets	20,682	23,018	(10.1)%	20,649	0.2%

TOTAL ASSETS	$2,907,148	$2,968,505	(2.1)%	$3,162,706	(8.1)%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits:
Noninterest-Bearing	$546,815	$559,764	(2.3)%	$556,306	(1.7)%
Interest-Bearing	1,919,906	1,967,622	(2.4)%	2,193,021	(12.5)%

Total Deposits	2,466,721	2,527,386	(2.4)%	2,749,327	(10.3)%

Accrued Interest Payable	15,966	13,727	16.3%	12,606	26.7%
Bank Acceptances Outstanding	711	1,375	(48.3)%	994	(28.5)%
FHLB Advances and Other Borrowings	155,220	156,292	(0.7)%	155,725	(0.3)%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—
Accrued Expenses and Other Liabilities	12,868	14,687	(12.4)%	11,904	8.1%

Total Liabilities	2,733,892	2,795,873	(2.2)%	3,012,962	(9.3)%

Stockholders’ Equity	173,256	172,632	0.4%	149,744	15.7%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,907,148	$2,968,505	(2.1)%	$3,162,706	(8.1)%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended
	December 31,	September 30,	%	December 31,	%
	2010	2010	Change	2009	Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$32,466	$33,681	(3.6)%	$40,810	(20.4)%
Taxable Interest on Investment Securities	1,839	1,592	15.5%	1,414	30.1%
Tax-Exempt Interest on Investment Securities	9	62	(85.5)%	432	(97.9)%
Interest on Interest-Bearing Deposits in Other Banks	149	165	(9.7)%	70	112.9%
Dividends on FHLB and FRB Stock	135	135	—	136	(0.7)%
Interest on Federal Funds Sold	15	40	(62.5)%	95	(84.2)%

Total Interest and Dividend Income	34,613	35,675	(3.0)%	42,957	(19.4)%

INTEREST EXPENSE:
Interest on Deposits	7,592	8,299	(8.5)%	13,410	(43.4)%
Interest on Junior Subordinated Debentures	711	739	(3.8)%	690	3.0%
Interest on FHLB Advances and Other Borrowings	339	364	(6.9)%	412	(17.7)%

Total Interest Expense	8,642	9,402	(8.1)%	14,512	(40.4)%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	25,971	26,273	(1.1)%	28,445	(8.7)%
Provision for Credit Losses	5,000	22,000	(77.3)%	77,000	(93.5)%

NET INTEREST INCOME (LOSS) AFTER PROVISION FOR CREDIT LOSSES	20,971	4,273	390.8%	(48,555)	(143.2)%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	3,279	3,442	(4.7)%	4,022	(18.5)%
Insurance Commissions	1,122	1,089	3.0%	1,062	5.6%
Remittance Fees	499	484	3.1%	530	(5.8)%
Trade Finance Fees	379	381	(0.5)%	439	(13.7)%
Other Service Charges and Fees	323	409	(21.0)%	371	(12.9)%
Bank-Owned Life Insurance Income	239	237	0.8%	237	0.8%
Net Gain on Sales of Loans	71	229	(69.0)%	354	(79.9)%
Net Gain on Sales of Investment Securities	5	4	25.0%	665	(99.2)%
Impairment Loss on Investment Securities	—	(790)	(100.0)%	—	—
Other Operating Income	136	186	(26.9)%	159	(14.5)%

Total Non-Interest Income	6,053	5,671	6.7%	7,839	(22.8)%

NON-INTEREST EXPENSE:
Salaries and Employee Benefits	9,381	9,552	(1.8)%	8,442	11.1%
Occupancy and Equipment	2,672	2,702	(1.1)%	2,733	(2.2)%
Deposit Insurance Premiums and Regulatory Assessments	2,204	2,253	(2.2)%	2,998	(26.5)%
Data Processing	1,499	1,446	3.7%	1,606	(6.7)%
Other Real Estate Owned Expense	681	2,580	(73.6)%	873	(22.0)%
Professional Fees	680	753	(9.7)%	1,354	(49.8)%
Directors and Officers Liability Insurance	716	716	—	293	144.4%
Other Operating Expenses	3,902	4,077	(4.3)%	4,411	(11.5)%

Total Non-Interest Expense	21,735	24,079	(9.7)%	22,710	(4.3)%

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	5,289	(14,135)	(137.4)%	(63,426)	(108.3)%
Provision (Benefit) for Income Taxes	(23)	442	(105.2)%	(27,545)	(99.9)%

NET INCOME (LOSS)	$5,312	$(14,577)	(136.4)%	$(35,881)	(114.8)%

EARNINGS (LOSS) PER SHARE:
Basic	$0.04	$(0.12)	(133.3)%	$(0.70)	(105.7)%
Diluted	$0.04	$(0.12)	(133.3)%	$(0.70)	(105.7)%

WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	151,051,903	122,789,120		50,998,103
Diluted	151,197,503	122,789,120		50,998,103

SHARES OUTSTANDING AT PERIOD-END	151,198,390	151,198,390		51,182,390

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	Year Ended
	December 31,	December 31,	%
	2010	2009	Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$137,328	$173,318	(20.8)%
Taxable Interest on Investment Securities	5,874	5,675	3.5%
Tax-Exempt Interest on Investment Securities	225	2,303	(90.2)%
Interest on Interest-Bearing Deposits in Other Banks	468	151	209.9%
Dividends on FHLB and FRB Stock	532	656	(18.9)%
Interest on Federal Funds Sold	85	2,044	(95.8)%

Total Interest and Dividend Income	144,512	184,147	(21.5)%

INTEREST EXPENSE:
Interest on Deposits	34,408	76,246	(54.9)%
Interest on Junior Subordinated Debentures	2,811	3,271	(14.1)%
Interest on FHLB Advances and Other Borrowings	1,419	3,401	(58.3)%

Total Interest Expense	38,638	82,918	(53.4)%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	105,874	101,229	4.6%
Provision for Credit Losses	122,496	196,387	(37.6)%

NET INTEREST INCOME (LOSS) AFTER PROVISION FOR CREDIT LOSSES	(16,622)	(95,158)	(82.5)%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	14,049	17,054	(17.6)%
Insurance Commissions	4,695	4,492	4.5%
Remittance Fees	1,968	2,109	(6.7)%
Trade Finance Fees	1,523	1,956	(22.1)%
Other Service Charges and Fees	1,516	1,810	(16.2)%
Bank-Owned Life Insurance Income	942	932	1.1%
Net Gain on Sales of Loans	514	1,220	(57.9)%
Net Gain on Sales of Investment Securities	122	1,833	(93.3)%
Impairment Loss on Investment Securities	(790)	—	—
Other Operating Income	867	704	23.2%

Total Non-Interest Income	25,406	32,110	(20.9)%

NON-INTEREST EXPENSE:
Salaries and Employee Benefits	36,730	33,101	11.0%
Occupancy and Equipment	10,773	11,239	(4.1)%
Deposit Insurance Premiums and Regulatory Assessments	10,756	10,418	3.2%
Data Processing	5,931	6,297	(5.8)%
Other Real Estate Owned Expense	10,679	5,890	81.3%
Professional Fees	3,521	4,099	(14.1)%
Directors and Officers Liability Insurance	2,865	1,175	143.8%
Other Operating Expenses	15,550	18,135	(14.3)%

Total Non-Interest Expense	96,805	90,354	7.1%

LOSS BEFORE BENEFIT FOR INCOME TAXES	(88,021)	(153,402)	(42.6)%
Benefit for Income Taxes	(12)	(31,125)	(100.0)%

NET LOSS	$(88,009)	$(122,277)	(28.0)%

LOSS PER SHARE:
Basic	$(0.93)	$(2.57)	(63.8)%
Diluted	$(0.93)	$(2.57)	(63.8)%

WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	94,322,222	47,570,361
Diluted	94,322,222	47,570,361

SHARES OUTSTANDING AT PERIOD-END	151,198,390	51,182,390

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$2,349,660	$2,456,883	$2,924,722	$2,544,472	$3,157,133
Average Investment Securities	350,954	223,709	182,635	215,280	188,325
Average Interest-Earning Assets	2,961,297	2,989,762	3,291,042	2,981,878	3,611,009
Average Total Assets	2,949,647	2,983,632	3,356,383	2,998,507	3,717,179
Average Deposits	2,512,893	2,559,116	2,914,794	2,587,686	3,109,322
Average Borrowings	237,702	239,992	244,704	243,690	341,514
Average Interest-Bearing Liabilities	2,186,920	2,238,036	2,598,520	2,268,954	2,909,014
Average Stockholders’ Equity	166,753	155,056	164,767	137,968	225,708
Average Tangible Equity	164,381	152,417	161,169	135,171	221,537

PERFORMANCE RATIOS (Annualized):
Return on Average Assets	0.71%	(1.94)%	(4.24)%	(2.94)%	(3.29)%
Return on Average Stockholders’ Equity	12.64%	(37.30)%	(86.40)%	(63.79)%	(54.17)%
Return on Average Tangible Equity	12.82%	(37.94)%	(88.33)%	(65.11)%	(55.19)%
Efficiency Ratio	67.87%	75.38%	62.59%	73.74%	67.76%
Net Interest Spread (1)	3.07%	3.07%	2.99%	3.15%	2.28%
Net Interest Margin (1)	3.48%	3.49%	3.46%	3.55%	2.84%

ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period	$176,063	$176,667	$124,768	$144,996	$70,986
Provision Charged to Operating Expense	5,245	20,700	77,540	122,955	196,607
Charge-Offs, Net of Recoveries	(35,249)	(21,304)	(57,312)	(121,892)	(122,597)

Balance at End of Period	$146,059	$176,063	$144,996	$146,059	$144,996

Allowance for Loan Losses to Total Gross Loans	6.44%	7.35%	5.14%	6.44%	5.14%
Allowance for Loan Losses to Total Non-Performing Loans	86.41%	90.41%	66.19%	86.41%	66.19%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at Beginning of Period	$3,662	$2,362	$4,416	$3,876	$4,096
Provision Charged to Operating Expense	(245)	1,300	(540)	(459)	(220)

Balance at End of Period	$3,417	$3,662	$3,876	$3,417	$3,876

(1)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED) (Continued)
(Dollars in Thousands)

	December 31,	September 30,	December 31,
	2010	2010	2009
NON-PERFORMING ASSETS:
Non-Accrual Loans	$169,028	$194,729	$219,000
Loans 90 Days or More Past Due and Still Accruing	—	—	67

Total Non-Performing Loans	169,028	194,729	219,067
Other Real Estate Owned, Net	4,089	20,577	26,306

Total Non-Performing Assets	$173,117	$215,306	$245,373

Total Non-Performing Loans/Total Gross Loans	7.45%	8.13%	7.77%
Total Non-Performing Assets/Total Assets	5.95%	7.25%	7.76%
Total Non-Performing Assets/Allowance for Loan Losses	118.5%	122.3%	169.2%

DELINQUENT LOANS (Accrual Status)	$21,457	$23,896	$41,218

Delinquent Loans (Accrual Status)/Total Gross Loans	0.95%	1.00%	1.46%

LOAN PORTFOLIO:
Real Estate Loans	$856,527	$885,734	$1,043,097
Commercial and Industrial Loans (2)	1,360,865	1,456,163	1,714,212
Consumer Loans	50,300	53,237	63,303

Total Gross Loans	2,267,692	2,395,134	2,820,612
Deferred Loan Fees	(566)	(843)	(1,552)

Gross Loans, Net of Deferred Loan Fees	2,267,126	2,394,291	2,819,060
Allowance for Loan Losses	(146,059)	(176,063)	(144,996)

Loans Receivable, Net	$2,121,067	$2,218,228	$2,674,064

LOAN MIX:
Real Estate Loans	37.8%	37.0%	37.0%
Commercial and Industrial Loans	60.0%	60.8%	60.8%
Consumer Loans	2.2%	2.2%	2.2%

Total Gross Loans	100.0%	100.0%	100.0%

DEPOSIT PORTFOLIO:
Demand — Noninterest-Bearing	$546,815	$559,764	$556,306
Savings	113,968	119,824	111,172
Money Market Checking and NOW Accounts	402,481	422,564	685,858
Time Deposits of $100,000 or More	1,118,621	1,126,760	815,190
Other Time Deposits	284,836	298,474	580,801

Total Deposits	$2,466,721	$2,527,386	$2,749,327

DEPOSIT MIX:
Demand — Noninterest-Bearing	22.2%	22.1%	20.2%
Savings	4.6%	4.7%	4.0%
Money Market Checking and NOW Accounts	16.3%	16.7%	24.9%
Time Deposits of $100,000 or More	45.3%	44.6%	29.7%
Other Time Deposits	11.6%	11.9%	21.2%

Total Deposits	100.0%	100.0%	100.0%

CAPITAL RATIOS (Bank Only):
Total Risk-Based	12.23%	11.61%	9.07%
Tier 1 Risk-Based	10.91%	10.28%	7.77%
Tier 1 Leverage	8.55%	8.26%	6.69%
Tangible equity ratio	8.60%	8.37%	7.13%

(2)	Commercial and industrial loans include owner-occupied property loans of $894.8 million, $967.9 million and $1.12 billion as of December 31, 2010, September 30, 2010, and December 31, 2009, respectively.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended
	December 31, 2010			September 30, 2010			December 31, 2009
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST-EARNING ASSETS

Loans:
Real Estate Loans:
Commercial Property	$746,868	$10,144	5.39%	$773,589	$10,638	5.46%	$861,831	$11,872	5.47%
Construction	66,221	416	2.49%	71,545	862	4.78%	130,400	1,342	4.08%
Residential Property	63,716	747	4.65%	67,291	805	4.75%	80,257	997	4.93%

Total Real Estate Loans	876,805	11,307	5.12%	912,425	12,305	5.35%	1,072,488	14,211	5.26%
Commercial and Industrial Loans (1)	1,421,369	20,435	5.70%	1,490,811	20,611	5.49%	1,787,795	25,472	5.65%
Consumer Loans	52,251	660	5.01%	54,469	690	5.03%	66,074	965	5.79%

Total Gross Loans	2,350,425	32,402	5.47%	2,457,705	33,606	5.42%	2,926,357	40,648	5.51%
Prepayment Penalty Income	—	64	—	—	75	—	—	162	—
Unearned Income on Loans, Net of Costs	(765)	—	—	(823)	—	—	(1,635)	—	—

Gross Loans, Net	2,349,660	32,466	5.48%	2,456,882	33,681	5.44%	2,924,722	40,810	5.54%

Investment Securities:
Municipal Bonds (2)	21,182	203	3.83%	6,301	95	6.03%	41,653	665	6.39%
U.S. Government Agency Securities	84,904	389	1.83%	92,690	620	2.68%	36,500	437	4.79%
Mortgage-Backed Securities	107,764	467	1.73%	63,439	537	3.39%	77,354	738	3.82%
Collateralized Mortgage Obligations	108,491	550	2.03%	45,747	300	2.62%	14,312	143	4.00%
Corporate Bonds	16,151	135	3.34%	3,130	30	3.83%	286	—	0.00%
Other Securities	12,462	110	3.53%	12,402	103	3.32%	12,530	97	3.10%

Total Investment Securities (2)	350,954	1,854	2.11%	223,709	1,685	3.01%	182,635	2,080	4.56%

Other Interest-Earning Assets:
Equity Securities	35,883	135	1.50%	36,568	135	1.48%	40,605	136	1.34%
Federal Funds Sold and Securities Purchased Under Resale Agreements	8,239	11	0.53%	6,932	8	0.46%	51,713	65	0.50%
Term Federal Funds Sold	3,043	4	0.53%	22,880	32	0.56%	8,500	30	1.41%
Interest-Bearing Deposits in Other Banks	213,518	149	0.28%	242,790	165	0.27%	82,867	70	0.34%

Total Other Interest-Earning Assets	260,683	299	0.46%	309,170	340	0.44%	183,685	301	0.66%

TOTAL INTEREST-EARNING ASSETS (2)	$2,961,297	$34,619	4.64%	$2,989,761	$35,706	4.74%	$3,291,042	$43,191	5.21%

INTEREST-BEARING LIABILITIES

Interest-Bearing Deposits:
Savings	$116,220	$804	2.74%	$122,122	$889	2.89%	$104,068	$711	2.71%
Money Market Checking and NOW Accounts	414,773	1,003	0.96%	429,601	1,094	1.01%	733,063	3,508	1.90%
Time Deposits of $100,000 or More	1,127,027	4,736	1.67%	1,133,970	5,059	1.77%	835,726	4,930	2.34%
Other Time Deposits	291,198	1,049	1.43%	312,351	1,257	1.60%	680,959	4,261	2.48%

Total Interest-Bearing Deposits	1,949,218	7,592	1.55%	1,998,044	8,299	1.65%	2,353,816	13,410	2.26%

Borrowings:
FHLB Advances	153,693	339	0.88%	153,777	342	0.88%	160,754	412	1.02%
Other Borrowings	1,603	—	0.00%	3,809	22	2.29%	1,544	—	0.00%
Junior Subordinated Debentures	82,406	711	3.42%	82,406	739	3.56%	82,406	690	3.32%

Total Borrowings	237,702	1,050	1.75%	239,992	1,103	1.82%	244,704	1,102	1.79%

TOTAL INTEREST-BEARING LIABILITIES	$2,186,920	$8,642	1.57%	$2,238,036	$9,402	1.67%	$2,598,520	$14,512	2.22%

NET INTEREST INCOME (2)		$25,977			$26,304			$28,679

NET INTEREST SPREAD (2)			3.07%			3.07%			2.99%

NET INTEREST MARGIN (2)			3.48%			3.49%			3.46%

(1)	Commercial and industrial loans include owner-occupied commercial real etate loans

(2)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID (UNAUDITED)
(Dollars in Thousands)

	Year Ended
	December 31, 2010			December 31, 2009
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST-EARNING ASSETS

Loans:
Real Estate Loans:
Commercial Property	$791,622	$42,507	5.37%	$894,408	$49,901	5.58%
Construction	82,827	3,618	4.37%	156,619	5,947	3.80%
Residential Property	68,723	3,267	4.75%	85,228	4,329	5.08%

Total Real Estate Loans	943,172	49,392	5.24%	1,136,255	60,177	5.30%
Commercial and Industrial Loans (1)	1,546,115	84,765	5.48%	1,947,669	108,346	5.56%
Consumer Loans	56,121	2,937	5.23%	74,700	4,310	5.77%

Total Gross Loans	2,545,408	137,094	5.39%	3,158,624	172,833	5.47%
Prepayment Penalty Income	—	234	—	—	485	—
Unearned Income on Loans, Net of Costs	(936)	—	—	(1,491)	—	—

Gross Loans, Net	2,544,472	137,328	5.40%	3,157,133	173,318	5.49%

Investment Securities:
Municipal Bonds (2)	10,655	535	5.02%	54,448	3,543	6.51%
U.S. Government Agency Securities	69,112	1,952	2.82%	24,417	1,108	4.54%
Mortgage-Backed Securities	72,985	2,071	2.84%	77,627	3,320	4.28%
Collateralized Mortgage Obligations	45,245	1,092	2.41%	21,365	879	4.11%
Corporate Bonds	4,860	165	3.40%	271	—	0.00%
Other Securities	12,423	405	3.26%	10,197	369	3.62%

Total Investment Securities (2)	215,280	6,220	2.89%	188,325	9,219	4.90%

Other Interest-Earning Assets:
Equity Securities	37,437	532	1.42%	41,399	656	1.58%
Federal Funds Sold and Securities Purchased Under Resale Agreements	10,346	52	0.50%	84,363	326	0.39%
Term Federal Funds Sold	8,342	33	0.40%	95,822	1,718	1.79%
Interest-Bearing Deposits in Other Banks	166,001	468	0.28%	43,967	151	0.34%

Total Other Interest-Earning Assets	222,126	1,085	0.49%	265,551	2,851	1.07%

TOTAL INTEREST-EARNING ASSETS (2)	$2,981,878	$144,633	4.85%	$3,611,009	$185,388	5.13%

INTEREST-BEARING LIABILITIES

Interest-Bearing Deposits:
Savings	$119,754	$3,439	2.87%	$91,089	$2,328	2.56%
Money Market Checking and NOW Accounts	464,864	4,936	1.06%	507,619	9,786	1.93%
Time Deposits of $100,000 or More	1,069,600	19,529	1.83%	1,051,994	34,807	3.31%
Other Time Deposits	371,046	6,504	1.75%	916,798	29,325	3.20%

Total Interest-Bearing Deposits	2,025,264	34,408	1.70%	2,567,500	76,246	2.97%

Borrowings:
FHLB Advances	158,531	1,366	0.86%	257,529	3,399	1.32%
Other Borrowings	2,753	53	1.93%	1,579	2	0.13%
Junior Subordinated Debentures	82,406	2,811	3.41%	82,406	3,271	3.97%

Total Borrowings	243,690	4,230	1.74%	341,514	6,672	1.95%

TOTAL INTEREST-BEARING LIABILITIES	$2,268,954	$38,638	1.70%	$2,909,014	$82,918	2.85%

NET INTEREST INCOME (2)		$105,995			$102,470

NET INTEREST SPREAD (2)			3.15%			2.28%

NET INTEREST MARGIN (2)			3.55%			2.84%

(1)	Commercial and industrial loans include owner-occupied commercial real etate loans

(2)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.